UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 30, 2005
DORAL FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Puerto Rico	0-17224	66-031262
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Registrant’s telephone number, including area code: 787-474-6700
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.04 Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.
          On December 2, 2005, Doral Financial Corporation (the “Company”) sent a notice to its directors and executive officers informing them that the Doral Financial Corporation Retirement & Incentive Savings Plan and the Doral Financial Corporation U.S. Retirement & Incentive Savings Plan (collectively, the “Plans”) will be changing the options available for investment of employee contribution accounts and the portion of employer contribution accounts that is not invested in the Doral Financial Corporation Unitized Stock Fund. As stated in the notice, Plan participants will temporarily be unable to direct or diversify the investment in their accounts or obtain distributions from the Plan during a period that is expected to begin on January 2, 2006 and end on January 13, 2006 (the “Blackout Period”).
          The notice further states that, the limitations on transactions during the Blackout Period will impact the Doral Financial Corporation Unitized Stock Fund maintained under each plan. Pursuant to Section 306 of the Sarbanes-Oxley Act of 2002, directors and executive officers of the Company are prohibited from directly or indirectly purchasing, selling, or otherwise acquiring or transferring any equity securities of the Company (including any related derivative security), acquired in connection with their service as a director or employment as an executive officer, during the Blackout Period. A copy of the notice is attached hereto as Exhibit 99.1 and incorporated herein by reference.
          The Company received the notice required by Section 101(i)(2)(E) of the Employee Retirement Income Security Act, as amended, on December 1, 2005.

     Inquiries concerning the Blackout Period or the notice should be directed to Fernando Rivera-Munich, Executive Vice President and General Counsel, at Doral Financial Corporation, Legal Division, 1451 F.D. Roosevelt Avenue, 9th Floor, San Juan, P. R. 00920, or by telephone at (787) 474-6380.
Item 8.01 Other Events.
          On November 30, 2005, the “Company” entered into an Instrument of Resignation, Appointment and Acceptance (the “Instrument of Resignation”), by and among the Company, Deutsche Bank Trust Company Americas (“Deutsche Bank”) and U.S. Bank National Association (the “Successor Trustee”), with respect to each of the following issues of public debt (collectively, the “Notes”):
•	7.84% Senior Notes due October 10, 2006

•	7.65% Senior Notes due March 26, 2016

•	7.00% Senior Notes due April 26, 2012

•	7.10% Senior Notes due April 26, 2017

•	7.15% Senior Notes due April 26, 2022

•	Floating Rate Senior Notes due December 7, 2005

•	Floating Rate Senior Notes due July 20, 2007
          Pursuant to the terms of the Instrument of Resignation, Deutsche Bank resigned as indenture trustee under each of the Company’s public indentures under which the Notes were issued and the Successor Trustee accepted its appointment as trustee under each indenture and assumed all the rights, powers and duties of Deutsche Bank thereunder. In addition, under the Instrument of Resignation, Deutsche Bank will continue to serve as registrar and paying agent under each of the indentures.
          Deutsche Bank resigned as trustee because of a technical conflict of interest under the Trust Indenture Act of 1939, as amended.
          Copies of the Instrument of Resignation and the notices to the holders of the Notes pursuant to the indentures are filed as Exhibits 99.2, 99.3 and 99.4, respectively and are incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
          (c) Exhibits
          The following exhibit shall be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.

99.1	Notice to Directors and Executive Officers dated December 2, 2005.

99.2	Instrument of Resignation, Appointment and Acceptance, dated as of November 30, 2005, by and among the Company, Deutsche Bank Trust Company Americas and U.S. Bank National Association.

99.3	Notice to Noteholders under Doral Financial Corporation’s Indenture dated as of October 10, 1996.

99.4	Notice to Noteholders under Doral Financial Corporation’s Indenture dated as of May 14, 1999, as amended.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORAL FINANCIAL CORPORATION

Date: December 2, 2005	By: Name:	/s/ Lidio Soriano Lidio Soriano
	Title:	Senior Vice President and
Chief Financial Officer

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